CUSIP 55262N AH9                         Exhibit 20. 8
                 ----------------                         --------------

        FORM OF MONTHLY CERTIFICATEHOLDERS' STATEMENT



                   MBNA AMERICA BANK, N.A.

             ____________________________________________

              MBNA MASTER CREDIT CARD TRUST SERIES 1993-4
              ____________________________________________

           Under Section 5.02 of the Pooling and Servicing Agreement dated as of September 25, 1991 and the Series 1993-4 Supplement dated as of December 7, 1993 (collectively, the "Pooling and Servicing Agreement") by and between MBNA America Bank, National Association ("MBNA") and Bankers Trust Company, as trustee (the "Trustee") MBNA, as Servicer is required to prepare certain information each month regarding current distributions to Series 1993-4 Certificateholders and the performance of the MBNA Master Credit Card Trust (the "Trust") during the previous month.
The information which is required to be prepared with respect to the Distribution Date of September 16, 1996 and with respect to the performance of the Trust during the month of August, 1996 is set forth below.
Certain other information is presented on the basis of an original principal amount of $1,000 per Series 1993-4
Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.


A.   Information Regarding the Current Monthly
     Distribution (Stated on the Basis of
     $1,000 Original Certificate Principal Amount).


     1. The total amount of the distribution
        to Certificateholders on the Distribution
        Date, per $1,000 original
        certificate principal amount . . . .             $         5.055556
                                                          -----------------

     2.  The amount of the distribution set
         forth in paragraph 1 above in
         respect of interest on the Certifi-
         cates, per $1,000 original
         certificate principal amount . . . .            $         5.055556
                                                          -----------------
                                                          05:00:37 PM
     3.  The amount of the distribution set
         forth in paragraph 1 above in
         respect of principal of the Cer-
         tificates, per $1,000 original
         certificate principal amount  . . .             $         0.000000
                                                          -----------------

B.   Information Regarding the Performance of the Trust.

     1.  Collection of Principal Receivables.

         The aggregate amount of Collections
         of Principal Receivables processed
         during the preceding Monthly Period
         which were allocated in respect
         of the Certificates . . . . . . . .             $    97,382,006.19
                                                          -----------------
     2.  The Economic Pay Out Amount, if any,
         distributable with respect to the
         Certificates in connection with the
         Economic Pay Out Event occurring in             $             0.00
         the preceding Monthly Period . . . . . .         -----------------

     3.  Principal Receivables in the Trust



         (a)  The aggregate amount of Principal
              Receivables in the Trust as of the
              end of the last day of the preceding
              Monthly Period (which reflects the
              Principal Receivables represented by the
              Seller Interest and by the
              Aggregate Investor Interest) . . . . .     $ 9,048,871,419.50
                                                          -----------------

         (b)  The amount of Principal Re-
              ceivables in the Trust represented
              by the Investor Interest of Series
              1993-4 as of the last day of the
              preceding Monthly Period (the
              last day of the month) . . . .             $ 1,000,000,000.00
                                                          -----------------

         (c)  The Investor Interest of Series
              1993-4 set forth in paragraph
              3(b) above as a percentage of
              the aggregate amount of Prin-
              cipal Receivables set forth
              in paragraph 3(a) above . . . . .                      11.05%
                                                                    -------


     1993-4                              C-2              05:00:37 PM






     4.  Delinquent Balances.

         The aggregate amount of outstand-
         ing balances in the Accounts which
         were delinquent as of the end of the
         last day of the preceding Monthly
         Period:

                                               Percentage     Aggregate
                                                of Total       Account
                                              Receivables      Balance
                                                -------        -------

         (a)  35 - 64 days: . . . . . . . . .    1.95%      $179,282,956.48
                                                 ------   -----------------
         (b)  65 - 94 days: . . . . . . . . .    0.85%        78,176,273.80
                                                 ------   -----------------
         (c)  95 - 124 days:  . . . . . . . .    0.60%        55,290,957.70
                                                 ------   -----------------
         (d)  125 -  154 days:  . . . . . . .    0.46%        42,052,500.84
                                                 ------   -----------------
         (e)  155 or more days: . . . . . . .    0.65%        60,379,020.53
                                                 ------   -----------------



                                        Total    4.51%      $415,181,709.35
                                                 ------   -----------------



     5.  Investor Default Amount.

         The aggregate amount of all de-
         faulted Principal Receivables
         written off as uncollectible dur-
         ing the preceding Monthly Period
         allocable to the Investor
         Interest for Series 1993-4 (the "Aggre-
         gate Investor Default Amount") . . .            $     3,220,486.33
                                                          -----------------

     6.  Investor Charge Offs

         (a)  The excess of the Aggregate Inves-
              tor Default Amount set forth in
              paragraph 5 above, over the
              amount of the withdrawals from
              the Cash Collateral Account made
              to reimburse the Trust for such
              amount written off and reductions to
              the Enhancement Invested Amount            $             0.00
              if any (an "Investor Charge Off")           -----------------

     1993-4                          C-3                  05:00:37 PM




         (b)  The amount of the Investor
              Charge Offs set forth in para-
              graph 6(a) above, per $1,000
              original certificate princi-
              pal amount (which will have
              the effect of reducing, pro
              rata, the amount of each
              Certificateholders invest-
              ment) . . . . . . . . . . . . .            $             0.00
                                                          -----------------

         (c)  The aggregate amount of
              Investor Charge Offs reimbursed
              on the Transfer Date immediately
              preceding such Distribution
              Date . . . . . . . . . . . . .             $             0.00
                                                          -----------------

         (d)  The amount of the reimbursed
              Investor Charge Offs set forth
              in paragraph 6(c) above, per
              $1,000 original certificate
              principal amount . . . . . . .             $             0.00
                                                          -----------------


     7.  Investor Servicing Fee.

         The amount of the Investor Monthly
         Servicing Fee payable by the Trust
         to the Servicer for the preceding
         Monthly Period . . . . . . . . . . .            $     2,083,333.33
                                                          -----------------

     8.  The Portfolio Yield for the preceding
         Monthly Period . . . . . . . . .                $           14.92%
                                                          -----------------

     9.  Available Cash Collateral Amount.

         The amount available to be withdrawn
         from the Cash Collateral Account as of
         the close of business on
         September 13, 1996 (the "Transfer
         Date"), after giving effect to all
         withdrawals, deposits and payments to
         be made in respect of the preced-
         ing month . . . . . . . . . . . . .             $   105,000,000.00
                                                          -----------------

     10.  The Required Cash Collateral Amount on
          the Transfer Date . . . . . . . . .            $   105,000,000.00
                                                          -----------------

     11.   Enhancement Invested Amount . . .             $            0.00
                                                          -----------------

     1993-4                            C-4                05:00:37 PM


     12.  Deficit Controlled Amortization
          Amount.

          With respect to the next succeed-
          ing Monthly Period, the amount,
          if any, by which the Controlled
          Distribution Amount exceeds
          the Monthly Total Percentage
          Allocation, determined as of the
          last day of the preceding month . .            $             0.00
                                                          -----------------

     13.  Collection of Finance Charge Receivables

          The aggregate amount of Collections on
          Finance Charge Receivables and Annual
          Membership Fees processed during the
          preceding Monthly Period which were
          allocated in respect of the Certificates       $   15,656,844.54
                                                          -----------------

C.   The Pool Factor.

          The Pool Factor for the preceding
          Record Date (which represents the
          ratio of the amount of the Inves-
          tor Interest for Series 1993-4 as
          of such Record Date (adjusted after
          taking into account any reduction
          in the Investor Interest which will
          occur on the following Distribution
          Date) to the Initial Investor Inter-
          est for Series 1993-4).  The amount of
          a Certificateholder's pro rata share
          of the Investor Interest for Series
          1993-4 can be determined by
          multiplying the original denomination
          of the Certificateholder's
          Certificate by the Pool Factor . . . . .        1.0000000
                                                          ---------
D.   LIBOR

     LIBOR for the Interest Period stated below:

     August 15, 1996 through September 15, 1996 . . .     5.4375%
                                                          -------



                           MBNA AMERICA BANK, NATIONAL ASSOCIATION
                           Servicer



                       By: Marguerite M. Boylan
                      _______________________________
                           Marguerite M. Boylan
                           Vice President


     1993-4                               C-5             05:00:37 PM